                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (together with any amendments and exhibits hereto, this "Agreement") is made as of June 27, 2001 by and between Endocare, Inc., a Delaware corporation (the "Company") and U.S. Therapies, L.L.C., a Nevada limited liability company (the "Holder").

        1. Definitions. As used in this Agreement:

               (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (b) "Commission" means the Securities and Exchange Commission.

               (c) "Company Violation" shall have the meaning ascribed to it in
Section 9 of this Agreement.

               (d) "Other Shares" shall have the meaning ascribed to it in
Section 6 of this Agreement.

               (e) "Purchase Agreement" means that certain Stock and Unit Purchase and Sale Agreement, dated as of June 27, 2001, by and between the Company and the Holder.

               (f) "Registrable Securities" means (i) the shares of the Company's common stock that are issued to the Holder pursuant to the Purchase Agreement and (ii) any shares of the Company's common stock or any other security that may be issued as a dividend or other distribution (including shares of the Company's common stock issued in a subdivision and split of the Company's outstanding common stock) with respect to, or in exchange for or in replacement of, the shares of common stock described in clause (i) of this
Section 1(f) or in this clause (ii); excluding in all cases, however, any such shares that are: (x) sold under any registration under the Securities Act; or
(y) sold pursuant to Rule 144 promulgated under the Securities Act. Except as provided in clause (ii) of the first sentence of this Section 1(f), the term "Registrable Securities" does not include: any shares of the Company's common stock that were not issued pursuant to the Purchase Agreement.

               (g) "Registration Expenses" mean all expenses incurred in connection with the filing and obtaining effectiveness of a registration statement pursuant to this Agreement, including, without limitation, all SEC, NASD and "blue sky" registration and filing fees, printing expenses, transfer agents' and registrars' fees, and fees and disbursements of outside counsel and independent accountants for the Company, but shall not include Selling Expenses.

               (h) "Securities Act" means the Securities Act of 1933, as amended.

               (i) "Selling Expenses" mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of any separate legal, accounting and other advisors of the Holder in connection with the registration and sale of the Registrable Securities.

               Terms not otherwise defined herein have the meanings given such terms in the Purchase Agreement.

        2. Company Registration. If the Company shall determine to register any of its securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

               (a) Notice. Promptly give the Holder written notice of the proposed registration (which information the Holder shall hold in confidence and shall not use for any purpose other than as described in this Agreement).

               (b) Registration. Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth below, and in any underwriting involved therein, all the Registrable Securities specified in a written request received by the Company from the Holder within five (5) days after the written notice from the Company described in clause (a) above is received by the Holder. The written request from the Holder may specify all or a part of the Holder's Registrable Securities. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2:

                      (i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                      (ii) with respect to any Registrable Securities proposed to be sold by the Holder if all such Registrable Securities proposed to be sold by the Holder may then be sold without registration and without regard to, or required compliance with, any volume limitations specified under the Securities Act pursuant to Rule 144.

               (c) Underwriting.

                      (i) if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2(a). In such event the right of the Holder to registration pursuant to this Section 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. If the Holder proposes to distribute its Registrable Securities through such underwriting, it shall (together with the Company and the other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                      (ii) If the Holder does not agree to the terms of any such underwriting and enter into the underwriting agreement referred to above, it shall be excluded therefrom by written notice from the Company or the underwriter.

                      (iii) Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representatives may (in their discretion and subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise the Holder, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 6. Any Registrable Securities excluded or withdrawn from such underwriting pursuant to Section 2(c)(ii) or Section 6 shall be withdrawn from such registration.

        3. Postponement or Cancellation of Registration.

               (a) Registration. Notwithstanding Section 2 above, the Company shall be entitled to postpone or cancel the filing or declaration of effectiveness of any registration statement filed pursuant to this Agreement at any time in its sole discretion.

        4. Obligations of the Company.

        Except as set forth in Sections 2 and 3, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall:

               (a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (b) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

               (c) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

               (d) Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

        5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that the Holder shall furnish to the Company, in writing, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the registration of the Registrable Securities.

        6. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities of the Holder and other shares of common stock of the Company (including shares of common stock issued or issuable upon conversion of any currently issued or unissued series of preferred stock, warrants or convertible debentures of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of the Registrable Securities and the Other Shares which may be so included, the number of shares of the Registrable Securities and the Other Shares which may be so allocated among the Holder and the other selling stockholders requesting inclusion of shares shall be pro rata on the basis of the number of shares of the Registrable Securities and the Other Shares that are held by the Holder and the other selling stockholders on an as converted, as exercised basis; provided, however, that such allocation shall not operate to reduce the aggregate number of the Registrable Securities and the Other Shares to be included in such registration, if the Holder or any other selling stockholder does not request inclusion of the maximum number of shares of the Registrable Securities and the Other Shares allocated to it pursuant to the above-described procedure. In such event, the remaining portion of such party's allocation shall be reallocated among the Holder and other selling stockholders whose pro rata allocations did not satisfy their requests for inclusion, pro rata on the basis of the number of shares of the Registrable Securities and the Other Shares held by the Holder and other selling stockholders on an as converted, as exercised basis and this procedure shall be repeated until all of the shares of the Registrable Securities and the Other Shares that may be included in the registration on behalf of the Holder and other selling stockholders have been so allocated. In the event that this
Section 6 conflicts with the rights of any holder of Other Shares pursuant to an agreement between the Company and such holder in effect on the date of this Agreement then the rights of the Holder under this Section 6 shall be subordinate to such other party's rights.

        7. Delay of Registration. The Holder shall not have any right to take any, action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        8. Expenses. All Registration Expenses incurred in connection with the registration statement pursuant to this Agreement shall be paid by the Company; provided, however, the Company shall not be required to pay for any Registration Expenses attributable to the Holder for any registration statement pursuant to this Agreement if the Holder subsequently withdraws its registration request. The Holder shall pay all Selling Expenses related to a registration under this Agreement.

        9. Indemnification. In the event of any offering registered pursuant to this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act, against any losses claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a "Company Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will pay to the Holder, and any person who controls the Holder, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Company Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, or any person who controls or is employed by or is affiliated with the Holder.

               (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 the Securities Act, and any underwriter, attorney or other agent against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following: (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration, or (ii) the omission or alleged omission to state therein material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld and provided, further, that, in no event shall any indemnity under this Section 9(b) exceed the gross proceeds from the offering received by the Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

               (d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that there are provisions on indemnification and contribution in the underwriting agreement entered into in connection with an underwritten public offering pursuant to
Section 2(c), the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and the Holder under this
Section 9 shall survive the completion of any offering of securities in a registration statement under this Agreement.

        10. Restrictions on Transfer. The Holder understands that the Registrable Securities issued in connection with the Purchase Agreement shall not be transferable except (a) in accordance with a registration statement filed with the SEC, in which case the Holder may be required to deliver a current prospectus, (b) in accordance with Rule 144, or (c) pursuant to an exemption from the registration requirements of the Securities Act. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Registrable Securities in order to enforce the foregoing restrictions.

        11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by the Holder to any person or entity without the Company's prior written consent.

        12. Amendment of Registration Rights; Waivers. This Agreement may be amended and any provision may be waived by the Holder of the Registrable Securities and the Company at any time by execution of an instrument in writing signed on behalf of each of the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        13. Limitation of Registration Rights. The Company shall not have any obligation to register any Registrable Securities other than as set forth in this Agreement.

        14. Grant of Additional Registration Rights. The Holder acknowledges that the Company may grant other parties registration rights with respect to shares of common stock or other securities of the Company on terms which would be negotiated at such time and may be more favorable than the terms of this Agreement. The Holder hereby consents and agrees to the grant of registration rights to third parties subsequent to the date of this Agreement whether or not such rights are equal to or superior to the rights set forth in this Agreement.

        15. Rule 144 Information. For the period from the first anniversary of the Closing Date until the two year anniversary of the Closing Date, the Company will file on a timely basis all reports required to be filed by it pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, the Company will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Holders to sell the Registrable Securities, pursuant to the terms and conditions of the applicable provisions of Rule 144.

        16. Termination. This Agreement shall terminate on the earlier of (a) the two year anniversary of the Closing of the transactions described in the Purchase Agreement or (b) the sale or transfer by Holder of all the Registrable Securities.

        17. Notices. All notices and other communications required or permitted hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to the Holder, to:

        Haynes and Boone, LLP
        201 Main Street, Suite 2200
        Fort Worth, Texas 76102
        Facsimile No.: (817) 347-6650
        Attn: William D. Greenhill, Esq.

        with a copy to:

        U.S. Therapies, L.L.C.
        6750 North MacArthur Blvd., Suite 209
        Irving, Texas 75309
        Facsimile No.: (214) 574-4020
        Attn: Robert A. Yonke

        If to the Company, to:

        Endocare, Inc.
        7 Studebaker
        Irvine, California  92618
        Facsimile No:  (949)  595-4766
        Attn:  Holly Williams, Esq.

        with a copy to:

        Brobeck, Phleger & Harrison LLP
        Two Embarcadero Place
        2200 Geng Road
        Palo Alto, California  94303
        Facsimile No:  (650) 496-2715
        Attn:  Timothy R. Curry, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 16 be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 16 be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section 16, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other party to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 16). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        18. Governing Law; Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

        19. Severability; Survival. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in economic and legal effect to such illegal, invalid or unenforceable provision as may be possible.

        20. Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

        21. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        22. Successors and Assigns. Subject to Section 11, this Agreement shall bind and inure to the benefit of the Company and the Holder and their respective successors and assigns.

        23. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

        24. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriately carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed as of the date first above written.

                                      ENDOCARE, INC.

                                      By:    /s/ Paul Mikus
                                             -----------------------------------
                                      Name:  Paul Mikus
                                      Title: Chief Executive Officer & President


                                      U.S. THERAPIES, L.L.C.

                                      By:    /s/ John M. House
                                             -----------------------------------
                                      Name:  John M. House
                                      Title: President



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT